Exhibit 23.3

CONSENT OF PRICEWATERHOUSECOOPERS LLP

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of TechTarget, Inc. of our report dated October 1, 2004 relating to the financial statements of Bitpipe, Inc., which appears in TechTarget, Inc.'s Registration Statement on Form S-1 (File No. 333-140503).

/s/  PricewaterhouseCoopers LLP
Boston, Massachusetts
August 24, 2007